THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This document should be read in conjunction with the U.S. Offer to Purchase dated November 12, 2021 (the "U.S. Offer to Purchase"). The definitions used in the U.S. Offer to Purchase apply in this Form of Withdrawal (the "Form"). All terms and conditions contained in the U.S. Offer to Purchase applicable to the U.S. Offer (as defined in the U.S. Offer to Purchase) for Class B Shares are deemed to be incorporated in and form a part of this Form.

U.S. FORM OF WITHDRAWAL

Of the Class B Shares (ISIN: ARENOR010020) held by U.S. Persons, including Class B Shares represented by American Depositary Shares (CUSIP: 29244A102)

Of

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR)

Pursuant to the U.S. Offer to Purchase dated November 12, 2021 by

EMPRESA DE ENERGÍA DEL CONO SUR S.A.

SOUTH AMERICAN ENERGY LLP

THIS FORM OF WITHDRAWAL OF THE U.S. OFFER MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 13, 2021, OR UNTIL THE NEW EXPIRATION DATE, IF THE U.S. OFFER WERE EXTENDED.

The U.S. Receiving Agent is:

Computershare Inc.

By First Class, Registered or Certified	Mail: By Express or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions	Computershare Trust Company, N.A. c/o Voluntary Corporate Action
PO Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Action to be taken to withdraw the tendered Class B Shares

Please read the detailed instructions on how to complete this Form. Tenders of Class B Shares made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Time on the Expiration Date, unless the U.S. Offer is extended, in which case you will have until the new Expiration Date. Any tender of Securities will be irrevocable after that time.

If you have any questions as to how to complete this Form of Withdrawal, please contact the U.S. Information Agent at (866) 356-7813 (Toll-Free), and banks and brokers at (212) 269-5550.

Instructions

If you wish to withdraw acceptance of the U.S. offer, you must:

(1)	complete and sign this Form in accordance with the instructions set out below and in the U.S. Offer to Purchase; and

(2)	forward this Form to the U.S. Receiving Agent at the address set forth on the back cover of the U.S. Offer to Purchase.

If the tendered Class B Shares were timely and validly withdrawn, the Argentine Receiving Agent shall return the tendered Class B Shares to the tendering holders of Class B Shares as set forth in the U.S. Offer to Purchase.

Notice

By signing this Form you agree that withdrawals may not be rescinded. Consequently, Class B Shares withdrawn will thereafter be deemed not validly tendered for the purposes of the U.S. Offer. However, withdrawn Class B Shares may be re-tendered following the procedures described in Section 4 of the U.S. Offer to Purchase at any time prior to the Expiration Time on the Expiration Date, or prior to the new Expiration Date if the U.S. Offer were extended.

How to complete this Form	Please complete in BLOCK CAPITALS

Do not detach any part of this Form

1.	Withdrawal Rights

To withdraw from the U.S. Offer, write in Box 1 the total number of Class B Shares for which you wish to withdraw your acceptance of the U.S. Offer.

BOX 1
Depositante	Securities Account (Cuenta Comitente)	No. of Class B Shares
No.: Name:	No.: Name:

2.	Signatures

You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign, or otherwise, all joint holders to do likewise. All signatures must be certified. If you sign in a capacity other than that of a registered holder (e.g., under a Power-of-Attorney) please state the capacity in which you sign and send together with the Form an authorized copy of the Power-of-Attorney.

Sign here to withdraw the acceptance of the U.S. Offer

BOX 2
Execution by Individuals Signed and delivered as a deed by In presence	Execution by a company Executed and delivered as a deed by

(Name of record holder)

(Signature of record holder)	(Name of Company)

(Taxpayer ID or SSN)

	(Representative)	(Signature)

	(Representative)	(Signature)

(Taxpayer ID)

2.       Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS

Full name(s) and address

BOX 3
First registered holder 1. First name (s) _________________ (Mr. Mrs. Miss. Title) Last name:	Joint registered holder 2. First name (s) _________________ (Mr. Mrs. Miss. Title) Last name:	Joint registered holder 3. First name (s) _________________ (Mr. Mrs. Miss. Title) Last name:
Address	Address	Address
Zip code _________________	Zip code _________________	Zip code _________________
Taxpayer ID or SSN:	Taxpayer ID or SSN:	Taxpayer ID or SSN:
Joint registered holder(s) 4. First name (s) _________________	5. Corporation(s) _________________
(Mr. Mrs. Miss. Title) Last name:	Name:
Address	Address
Zip code _________________	Zip code _________________
Taxpayer ID or SSN:	Taxpayer ID:

The signatures as well as the identity and capacity of each holder of Class B Shares must be independently certified before a notary public. The certification expense will be for the account of the withdrawing holders of Class B Shares.